Abstract

Title:     Atracurium freezing-dried composition (pending)
Application date:	June 26, 2007
Application Number:	200710127756
Publication Number:	101084896
Publication Date:	Dec. 12, 2007

Applicant:      Huang Lequn

Inventor(s) Name:	Huang Lequn; Wang Lei; Song Gesheng; Du Yun; Liu Yin; Xu Xiaobing

The invention discloses freeze drying composition of atracurium. The composition adopts atracurium or its pharmaceutically acceptable salt or optical isomer as active ingredient, and also comprises sugar and organic acid. The invention also discloses a method for preparing the composition. The inventive composition has good water-solubility and good storing stability, low stimulation to blood vessel, and high safety; is suitable for clinical application.

[19] 中华人民共和国国家知识产权局

[12] 发明专利申请公布说明书

[21] 申请号 200710127756.2

[51] Int. Cl.
A61K 31/472 (2006.01
A61K 9/19 (2006.01
A61K 47/26 (2006.01
A61K 47/36 (2006.01
A61P 21/02 (2006.01

[43] 公开日 2007 年 12 月 12 日

[11] 公开号 CN 101084896

[22] 申请日 2007.6.26

[21] 申请号 200710127756.2

[30] 优先权

[32] 2007.3.13 [33] CN [31] 200710020588.7

[71] 申请人 黄乐群

地址 210000 江苏省南京市龙园北路 80 号 1－2403 号

共同申请人 王 磊

[72] 发明人 黄乐群 王 磊 宋格胜 杜 云 刘 胤 许小兵

[74] 专利代理机构 南京天华专利代理有限责任公司

代理人 夏 平

权利要求书 2 页 说明书 12 页

[54] 发明名称

阿曲库铵冷冻干燥组合物

[57] 摘要

本发明公开了一种阿曲库铵冷冻干燥组合物，其特征在于该组合物以阿曲库铵或其药学上可接受的盐或其光学异构体为活性成分，并且其中还含有糖和有机酸。本发明还公开了一种上述阿曲库铵冷冻干燥组合物的制备方法。本发明所得的冻干制剂既有水溶性好、贮存稳定的优点，又有对血管刺激小，对人体安全性高的优点，更适于临床应用。